UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):

                                   May 13, 2003
                                  -------------

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

                   0-27637                    47-0811483
                   -------                    ----------
           (Commission File Number) (IRS Employer Identification No.)

               501 Brickell Key Drive, Suite 603, Miami, FL 33131
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  305-374-2036
                                  ------------
              (Registrant's telephone Number, including area code)



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Item 5.     Other Events.

On May 13, 2003, the Board of Directors of Global Entertainment Holdings/Equities, Inc. (the "Corporation") adopted by resolution a Certificate of Designation for Series A Preferred Stock pursuant to sections 7-106-102 and 7-110-102 of the Colorado Business Corporation Act. Additionally, the Board granted the Company's chief executive officer and Director, preferred share purchase rights by amendment to an employment agreement dated January 1, 2002. Pertinent documents are attached hereto as exhibits. The Company has not attached a copy of the employment agreement dated January 1, 2002, as such document is to be revised and will be filed at a later date.


Item 7.     Financial Statements and Exhibits.

(c)

1.1 Certificate of Designation, Series A Preferred Stock of Global Entertainment Holdings/Equities, Inc.

1.2  Resolution of the Board of Directors of Global Entertainment
     Holdings/Equities, Inc.

1.3 Amendment to Employment Agreement between Global Entertainment Holdings/Equities, Inc. and Bryan Abboud.




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




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of May, 2003.

                                    Global Entertainment Holdings/Equities, Inc.



                                    By:   /S/ Clinton H. Snyder
                                          -------------------------------------
                                          Clinton H. Snyder,
                                          Chief Financial Officer








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